 EXHIBIT 4.2

EXECUTION VERSION

TENTH AMENDMENT TO TRANSFER AGREEMENT

This TENTH AMENDMENT TO TRANSFER AGREEMENT, dated as of March 20, 2012 (the “Amendment”), is entered into between RFS HOLDING, L.L.C., a limited liability company organized under the laws of the State of Delaware, as Transferor (the “Transferor”), and GE CAPITAL CREDIT CARD MASTER NOTE TRUST (the “Buyer”), pursuant to the Transfer Agreement referred to below.

WITNESSETH:

WHEREAS Transferor and Buyer are parties to the Transfer Agreement, dated as of September 25, 2003, as amended by the Omnibus Amendment No. 1 to Securitization Documents, dated as of February 9, 2004, the Second Amendment to Transfer Agreement, dated as of June 17, 2004, the Third Amendment to Transfer Agreement, dated as of November 21, 2004, the Fourth Amendment to Transfer Agreement, dated as of August 31, 2006, the Fifth Amendment to Transfer Agreement, dated as of December 21, 2006, the Sixth Amendment to Transfer Agreement, dated as of May 21, 2008, and the Reassignment of Receivables in Removed Accounts, the Seventh Amendment to Transfer Agreement, dated as of December 29, 2008, the Eighth Amendment to Transfer Agreement, dated as of February 26, 2009, and the Ninth Amendment to Transfer Agreement, dated March 31, 2012 (as amended, the “Transfer Agreement”);

WHEREAS Buyer and Transferor desire to amend the Transfer Agreement as set forth herein;

NOW, THEREFORE, Transferor and Buyer hereby agree as follows:

1. Defined Terms. All terms defined in the Transfer Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

2. Amendment to Transfer Agreement. Section 2.9 of the Transfer Agreement shall be amended by replacing the phrase “to be included as “Transferors” under” with the phrase “to be included as “Sellers” under” where it appears therein.

3. Representations and Warranties of Transferor. Transferor hereby represents and warrants to Buyer as of the date hereof this Amendment constitutes a legal, valid and binding obligation of Transferor enforceable against Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

4. Effectiveness. This Amendment shall become effective as of the date first written above; provided that (i) Buyer and Transferor shall have executed a counterpart of this Amendment, (ii) the Rating Agency Condition shall have been satisfied with respect to this Amendment and (iii) the Transferor shall have delivered an Officer’s Certificate to the Issuer certifying that the amendment in Section 2 of this Amendment will not cause an Adverse Effect (as such term is defined in the Indenture).

5. Binding Effect; Ratification. (a) On and after the execution and delivery hereof, (i) this Amendment shall be a part of the Transfer Agreement and (ii) each reference in the Transfer Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Transfer Agreement, shall mean and be a reference to such Agreement as amended hereby.

(b) Except as expressly amended hereby, the Transfer Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

6. Miscellaneous. (a) THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

(c) This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered electronically.

7. No Recourse. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by BNY Mellon Trust of Delaware, not individually or personally but solely as trustee of the Buyer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Buyer is made and intended not as personal representations, undertakings and agreements by BNY Mellon Trust of Delaware but is made and intended for the purpose of binding only the Buyer, (c) nothing herein contained shall be construed as creating any liability on BNY Mellon Trust of Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall BNY Mellon Trust of Delaware be personally liable for the payment of any indebtedness or expenses of the Buyer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Buyer under this Amendment or any other related documents.

Tenth Amendment to

Transfer Agreement

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

RFS HOLDING, L.L.C., Transferor By: /s/ Vishal Gulati Name: Vishal Gulati Title: Vice President

GE CAPITAL CREDIT CARD MASTER NOTE TRUST, Buyer

By: BNY MELLON TRUST OF DELAWARE,

not in its individual capacity but solely as Trustee on behalf of the Buyer

By: /s/ Kristine K. Gullo

Name: Kristine K. Gullo

Title: Vice President

Tenth Amendment to

Transfer Agreement